DEED OF TRUST NOTE

      Seattle, Washington,
 as of December 1, 2011 ~~2009~~.
$4,165,000.00

FOR VALUE RECEIVED, the undersigned promise(s) to pay to OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company, or order, the principal sum Four Million One Hundred Sixty-Five Thousand and No/100 Dollars ($4,165,000.00), with interest from date until paid at the rate of three and seventy hundredths per centum   (3.70%)   per annum.

The principal and interest of this note are to be paid in monthly installments as follows:

~~Interest only on the outstanding balance payable on the first day of~~ ___________ ~~2009 and on the first day of each month thereafter up to and including~~ _______________. On the date of disbursement, an interest only payment shall be due and payable as interest accruing hereon from the date of disbursement through December 31, 2011.  Thereafter, commencing on the first day of February, 2012, monthly installments of interest and principal shall be paid in the sum of Seventeen Thousand Six Hundred Ninety-Nine and 65/100 Dollars ($17,699.65) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid in full; ~~provided, however, that if the final advance of principal of this note has not been made on or before [  date  ], then the amount of each monthly installment of principal and interest which comes due on or before the first day of the second month following the date on which such final advance of principal is made shall be adjusted, as determined by the holder, to equal the sum of (i) interest accrued on this note (at the applicable interest rate) during the prior month plus (ii) the principal payment due under an amortization schedule based upon the full principal amount, applicable interest rate and term of this note.~~  In any event, the balance of the principal (if any) remaining unpaid, plus accrued interest, shall be due and payable on January 1, 2047.  The installments of interest and principal shall be applied first to interest at the rate of three and seventy hundredths percent (3.70%) per annum upon the principal sum or so much thereof as shall from time to time remain unpaid and the balance thereof shall be applied on account of principal.

See Rider to Deed of Trust Note attached hereto and incorporated by reference herein.

Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the "Collateral" (defined below) in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary to foreclose and/or bar its interest in the Collateral except as set out in the Deed of Trust of even date given to secure this Note.  As used herein, "Collateral" shall mean and include (i) the property subject to the Deed of Trust, including but not limited to the rents, issues and profits thereof, as set forth in said Deed of Trust and (ii) the collateral described in the Security Agreement of even date herewith given to further secure this Note between maker and Oak Grove Commercial Mortgage, LLC.

Both principal and interest under this note, as well as the additional payments set forth in the Deed of Trust, shall be payable at the office of    Oak Grove Commercial Mortgage, LLC, a Delaware limited liability company, 2177 Youngman Avenue in St. Paul, Minnesota 55116 or such other place as the holder may designate in writing.

~~Privilege is reserved to pay the debt in whole or in an amount equal to one or more monthly payments on principal next due, on the first day of any month prior to maturity upon at least thirty (30) days prior written notice to the holder.~~

~~Notwithstanding any provision herein for a prepayment charge or premium, prepayments of principal which do not exceed an aggregate of fifteen per centum (15%) of the original principal sum of this note in any one calendar year, may be made without any prepayment charge or premium.~~

If default be made in the payment of any installment under this note, and if the default is not made good prior to the due date of the next such installment, the entire principal sum and accrued interest shall at once become due and payable without notice at the option of the holder of this note.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

~~No default shall exist by reason of nonpayment of any required installment of principal so long as the amount of optional additional prepayments of principal already made equals or exceeds the amount of such required installment of principal.~~

The makers and endorsers severally waive diligence, presentment, protest, and demand, and also notice of protest, dishonor, and nonpayment of this note, and expressly agree that this note, or any payment thereunder, may be extended from time to time, and consent to the acceptance of further security for this note, including other types of security, all without in any way affecting the liability of the makers and endorsers hereof.  The right to plead any and all statutes of limitations as a defense to any demand on this note, or any guaranty thereof, or to any agreement to pay the same, or to any demand secured by the Deed of Trust, or other security, securing this note, or any and all obligations, or liabilities arising out of or in connection with said note or Deed of Trust by any of the parties hereto, is expressly waived by each and every of the makers, endorsers, guarantors, or sureties.

Principal and interest are payable in lawful money of the United States.  If action be instituted on this note, the undersigned promise(s) to pay in addition to the costs and disbursements allowed by law such sum as the Court may adjudge reasonable as attorney's fees in said action.  This note is secured by a Deed of Trust, of even date herewith, to Chicago Title Insurance Company, as Trustee, on real estate situated in the  City of Everett County of Snohomish, Washington.

Should this note be signed by more than one person and/or firm and/or corporation, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof.

Signed ~~and sealed this~~ as of the 1st day of                                                                                                December, 2011 ~~2009~~   .

EMERICHIP EVERETT LLC, a Delaware limited liability company

By:	EMERITUS CORPORATION, a Washington corporation
Its:           Sole Member

By:           /s/  Eric Mendelsohn
Name:     Eric Mendelsohn
Its:           SVP Corporate Development

I HEREBY CERTIFY that this is the note described in and secured by the Deed of Trust of even date herewith, and in the same principal amount as herein stated, to Chicago Title Insurance Company,
Trustee(s), on real estate in the City of Everett County of Snohomish,
State of Washington.

Dated this 1st day of December, 2011.

/s/  Sarah E. Eisenhauer
(Notary Public in and for said County and State)

My commission expires 10/19/15

STATE OF WASHINGTON

LOAN NO. 127-22070

Deed Of Trust Note

No.   127-22070

Insured under Section 232   pursuant to
Section 223(f)  of the National Housing Act and
Regulations published thereunder

In effect on                            October 17, 2011

~~To the extent of advances approved by the~~

~~Secretary of Housing and urban Development~~
~~acting by and through the Federal Housing~~
~~Commissioner~~

~~By~~

~~(Authorized Agent)~~

~~Date :~~

A total sum of $4,165,000.00 has been
approved for insurance hereunder by the Sec-
retary of Housing and Urban Development
acting by and through the Federal Housing
Commissioner.

By  /s/  Roger Lewis
                      (Authorized Agent)

Date  December 30, 2011

Reference is made to the Act and to the
Regulations thereunder covering assign-
ments of the insurance protection on this note.

RIDER TO DEED OF TRUST NOTE

This Rider to Mortgage Note (this "Rider") is attached to and made a part of the Deed of Trust Note (the "Note") from EMERICHIP EVERETT LLC, a Delaware limited liability company (the "Maker"), to OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company, dated as of 1st day of December, 2011.

1.           Prepayment.                                (a)           Except as hereinafter set forth, Maker shall not have the right to prepay the indebtedness evidenced hereby in whole or in part at any time prior to February 1, 2013 (the "Lockout Termination Date").  Maker shall have the right, on or after the Lockout Termination Date, to prepay the indebtedness evidenced hereby in whole or in part on the last business day of any calendar month after such date during the term hereof upon at least thirty (30) days prior written notice to the holder of this Note, which notice shall specify the date on which the prepayment is to be made, the principal amount of such prepayment and the total amount to be paid.  In the event of any prepayment of principal at any time on or after the Lockout Termination Date, the Maker shall concurrently pay to the holder of this Note (i) interest on the amount prepaid through and including the last day of the month in which the prepayment is made and (ii) a prepayment premium equal to the following designated percentages of the amount of the principal of this Note to be so prepaid with respect to any prepayment which occurs during the following indicated time periods:

February 1, 2013 through and including January 31, 2014                                                                                                                     9.0%
February 1, 2014 through and including January 31, 2015                                                                                                                     8.0%
February 1, 2015 through and including January 31, 2016                                                                                                                     7.0%
February 1, 2016 through and including January 31, 2017                                                                                                                     6.0%
February 1, 2017 through and including January 31, 2018                                                                                                                     5.0%
February 1, 2018 through and including January 31, 2019                                                                                                                     4.0%
February 1, 2019 through and including January 31, 2020                                                                                                                     3.0%
February 1, 2020 through and including January 31, 2021                                                                                                                     2.0%
February 1, 2021 through and including January 31, 2022                                                                                                                     1.0%
February 1, 2022 and thereafter                                                                                                                                                                0.0%

Notwithstanding any partial prepayment of principal made pursuant to the privilege of prepayment set forth in this Note, the Maker shall not be relieved of its obligations to make scheduled monthly installments of principal and interest as and when such payments are due and payable under this Note.

(b)           Notwithstanding any prepayment prohibition imposed and/or premium required by this Note with respect to prepayments made prior to February 1, 2021 the indebtedness evidenced by this Note may be prepaid in whole or in part on the last business day of any calendar month without the consent of the holder of this Note and without prepayment premium if the Federal Housing Commissioner (the "Commissioner") determines that prepayment will avoid a mortgage insurance claim and is therefore in the best interests of the Federal Government.  The holder of this Note understands that the Commissioner would consider exercising its right to override the prepayment prohibition and/or prepayment premium contained herein only upon satisfaction of all of the following terms and conditions:

(i)           Maker has defaulted under this Note and the Commissioner has received notice of such default, as required by 24 C.F.R. §207.256;

(ii)           The Commissioner determines that the project financed with the proceeds of this Note has been experiencing a net income deficiency, which has not been caused solely by management inadequacy or lack of interest by Maker, and which is of such magnitude that Maker is currently unable to make required debt service payments, pay all project operating expenses and fund all required HUD reserves;

(iii)           The Commissioner finds there is reasonable likelihood that Maker can arrange to refinance the loan evidenced by this Note at a lower interest rate or otherwise reduce the debt service payments through partial prepayment; and

(iv)           The Commissioner determines that refinancing the loan evidenced by this Note at a lower rate or partial prepayment is necessary to restore the said project to a financially viable condition and to avoid an insurance claim.

(c)           Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, with respect to any prepayment which is made by or on behalf of the Maker from insurance proceeds as a result of damage to the mortgaged premises or condemnation awards which, at the option of the holder of this Note, may be applied to reduce the indebtedness of Maker evidenced hereby pursuant to the terms and provisions of the Mortgage (the "Mortgage") of even date given by Maker to the holder of this Note to secure said indebtedness.  Any prepayment made pursuant to this Paragraph 1(c) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

(d)           Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, in the event that the maximum principal amount of this Note is reduced (or a partial prepayment is made) solely as the result of a mortgage reduction (or a partial prepayment) required by the Commissioner based upon any cost certification or other report required to be provided by the Maker to the Commissioner subsequent to the date hereof.  Any prepayment made pursuant to this Paragraph 1(d) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

2.           Late Charges.  In the event any installment or part of any installment due under this Note becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder of this Note, in addition to other sums due hereunder, a late charge in an amount equal to two percent (2%) of the amount of principal and/or interest so delinquent.  Whenever, under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

3.           Method of Payment.  All payments to reduce the principal balance hereunder, other than regularly scheduled payments of principal, and all late charges and other amounts required to be paid hereunder, other than regularly scheduled installments of interest, shall be made to the holder of this Note in immediately available Federal Funds.  Payments received after 12:00 noon Central time will be deemed to have been received on the next following business day.

4.           Further, and in addition to the limitations and requirements set forth above, the indebtedness evidenced by this Note may not be prepaid in whole or in part, for a period of five (5) years from the date of endorsement hereof, except where the express written approval by HUD is obtained and written approval is expressly based upon the existence of one of the following:

(a)           The Mortgagor has entered into an agreement with the commissioner to maintain the property as rental housing for the remainder of the specified five (5) year period;

(b)           The commissioner has determined that the conversion of the property to cooperative or condominium ownership is sponsored by a bona fide tenants’ organization representing a majority of the households in the project;

(c)           The commissioner has determined that continuation of the property as rental housing is unnecessary to assure adequate rental housing opportunities for low and moderate income people in the community; or

(d)           The commissioner has determined the continuation of the property as rental housing would have an undesirable and deleterious effect on the surrounding neighborhood.

5.           Notwithstanding any other provision of this Note to the contrary, this Note may not be prepaid either in whole or in part for a period of five (5) years from the date of endorsement of this Note, except in cases where the prior written approval of HUD is obtained and such written approval is expressly based on Borrower and HUD entering into a HUD-approved use agreement to maintain the Mortgaged Property as rental housing for the remainder of the specified five (5) year period.

(Signature Page to Follow)

IN WITNESS WHEREOF, the undersigned Maker has executed this Rider as of the date first above written.

MAKER:

EMERICHIP EVERETT LLC, a Delaware limited liability company

By:           EMERITUS CORPORATION, a Washington corporation
Its:           Sole Member

By:           /s/  Eric Mendelsohn
Name:     Eric Mendelsohn
Its:           SVP Corporate Development

OPPENHEIMER: 2845078 v04 12/22/2011